UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   July 8, 2008

ML Macadamia Orchards, L.P.

(Exact name of registrant as specified in its charter)

Delaware	1-9145	99-0248088
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

26-238 Hawaii Belt Road, Hilo, Hawaii		96720
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code    808-969-8057

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03.              Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On July 8, 2008 an amended credit agreement was signed with American AgCredit to increase the current revolving credit facility from $4.5 million to $6 million.  The new credit agreement is for 364 days and will expire on July 10, 2009.

Item 8.01.              Entry into a Material Definitive Agreement

On July 9, 2008 ML Macadamia Orchards, L. P. signed an addendum to its current nut purchase contract with Mauna Loa Macadamia Nut Corporation to purchase between 9 million to 12 million additional pounds of macadamia nut-in-shell between July 21, 2008 and June 30, 2009.

Item 9.01  Exhibits

Exhibit 10.62	Second Amendment and Restated Credit Agreement

Exhibit 10.63	Addendum to Macadamia Nut Purchase Agreement

Exhibit 10.64	Press Release dated July 14, 2008, ML Macadamia Orchards, L. P. Signs Nut Purchase Contract Addendum With Mauna Loa and Executes New Credit Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ML Macadamia Orchards, L.P.
(Registrant)

Date: July 14, 2008
	By:	ML Resources, Inc.
Managing General Partner

	By:	/s/ Dennis J. Simonis
Dennis J. Simonis
President and Chief Executive Officer